As filed with the Securities and Exchange Commission on June 16, 2000

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

(Name of Registrant as Specified In Its Charter) SAME AS ABOVE (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

August 23, 2000

TO THE STOCKHOLDERS OF MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC.

Notice is hereby given that a Special Meeting of Stockholders (the “Meeting”) of the above-listed mutual fund (the “Fund”) will be held at the offices of Merrill Lynch Asset Management, L.P. (“MLAM”), 800 Scudders Mill Road, Plainsboro, New Jersey, on August 23, 2000 at a.m. The Meeting will be held for the following purposes:

(1)	To elect a Board of Directors to serve for an indefinite term until their successors are duly elected and qualified;

(2)	To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Fund for its current fiscal year;

(3)	To consider and act upon a proposal to amend the investment objective and policies of the Fund;

(4)	To consider and act upon a proposal to amend the Fund’s charter to permit the Board to have discretionary authority to reorganize the Fund into a “master/feeder” structure; and

(5)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board has fixed the close of business on June 20, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after August 9, 2000, at the office of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey. You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form and return it promptly in the envelope provided for this purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Board of Directors IRA P. SHAPIRO Secretary of the Fund

Plainsboro, New Jersey Dated: June___, 2000

PROXY STATEMENT

MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

SPECIAL MEETING OF STOCKHOLDERS

August 23, 2000

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Merrill Lynch Adjustable Rate Securities Fund, Inc., a Maryland corporation (the “Fund”), to be voted at the Special Meeting of Stockholders of the Fund (the “Meeting”), to be held at the offices of Merrill Lynch Asset Management, L.P. (“MLAM”), 800 Scudders Mill Road, Plainsboro, New Jersey, on August 23, 2000 at a.m. The approximate mailing date of this Proxy Statement is July __, 2000.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted “FOR” the election of the Directors, “FOR” the ratification of the selection of independent auditors to serve for the Fund’s current fiscal year, “FOR” the proposal to amend the investment objective and policies of the Fund and “FOR” the amendment to the Fund’s charter permitting the Board to reorganize the Fund into a “master/feeder” structure. Any proxy may be revoked at any time prior to the exercise thereof by executing a superseded proxy or giving written notice to the Secretary of the Fund at the Fund’s address indicated above or by voting in person at the Meeting.

The Board of Directors has fixed the close of business on June 20, 2000 (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the Record Date will be entitled to one vote for each share held and fractional votes for fractional shares held, with no shares having cumulative voting rights.

As of the Record Date, the Fund had outstanding shares of Common Stock, par value $.10 per share (“Common Stock”). [To the knowledge of the Fund, as of the Record Date, no person was the beneficial owner of more than five percent of its outstanding shares of Common Stock.]

The Board of Directors knows of no business other than that mentioned in Items 1 through 4 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

ITEM 1. ELECTION OF DIRECTORS

At the Meeting, each member of the Board of Directors will be elected to serve for an indefinite term until his successor is elected and qualified, until his death, until he resigns or is otherwise removed under the charter or until December 31 of the year in which he reaches age 72. It is intended that all properly executed proxies will be voted (unless such authority has been withheld in the proxy) in favor of the seven (7) persons designated as directors listed below. The Board of Directors of the Fund knows of no reason why any of these nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee or nominees as the Board of Directors may recommend.

Certain information concerning the nominees is set forth below.

Name and Address of Nominee	Age	Principal Occupations During Past Five Years and Public Directorships(1)	Director Since	Shares of Common Stock of the Fund Beneficially Owned at the Record Date
Terry K. Glenn(1)(2)	59	Executive Vice President of MLAM	1999
P.O. Box 9011 Princeton, New Jersey 08543-9011

and FAM (which terms as used herein include their corporate Predecessors) since 1983; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of Princeton Funds Distributor, Inc. (“PFD”) since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.

Joe Grills(1)(3)	65	Member of the Committee of	1994
P.O. Box 98 Rapidan, Virginia 22733

Investment of Employee Benefit Assets of the Financial Executives Institute (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Incorporated (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committees of the State of New York Common

2

Name and Address of Nominee	Age	Principal Occupations During Past Five Years and Public Directorships(1)	Director Since	Shares of Common Stock of the Fund Beneficially Owned at the Record Date
Joe Grills (cont’d)		Retirement Fund and the
Howard Hughes Medical Institute since 1997; Director, Duke Management Company since 1992 and Vice Chairman since 1998; Director, LaSalle Street Fund since 1995; Director, Hotchkis and Wiley Mutual Funds since 1996; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998; Director, Montpelier Foundation since 1998 and Vice Chairman since 2000.

Walter Mintz(1)(3)	71	Special Limited Partner of	1991
1114 Avenue of the Americas New York, New York 10036		Cumberland Associates (investment partnership) Since 1982.

Robert S. Salomon, Jr.(1)(3)	63	Principal of STI Management	1996
106 Dolphin Cove Quay, Stamford, Connecticut 06902

(investment adviser) since 1994; Trustee, The Common Fund since 1980; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers equity mutual funds from 1992 to 1995; Regular columnist with Forbes magazine since 1992; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers Inc. from 1975 to 1991.

3

Name and Address of Nominee	Age	Principal Occupations During Past Five Years and Public Directorships(1)	Director Since	Shares of Common Stock of the Fund Beneficially Owned at the Record Date
Melvin R. Seiden(1)(3)	69	Director of Silbanc Properties, Ltd.	1991
780 Third Avenue Suite 2502 New York, New York 10017		(real estate, investment and consulting) since 1987; Chairman and President of Seiden & deCuevas, Inc. (private investment firm) from 1964 to 1987.

Stephen B. Swensrud(1)(3)	67	Chairman of Fernwood Advisors	1991
88 Broad Street, 2nd Floor Boston, Massachusetts 02110

(investment adviser) since 1996; Principal of Fernwood Associates (financial consultants) since 1975; Chairman of R.P.P. Corporation (Manufacturing) since 1978; Director of International Mobile Communications, Inc. ( Telecommunications) since 1998.

Arthur Zeikel(1)(2)	68	Chairman of MLAM and FAM	1991
300 Woodland Avenue Westfield, New Jersey 07090

from 1997 to 1999; President of MLAM and FAM from 1977 to 1997; Chairman of Princeton Services from 1997 to 1999 and Director there of from 1993 to 1999; President of Princeton Services from 1993 to 1997; Executive Vice President or Merrill Lynch & Co., Inc. (“ML & Co.”) since 1990

(1)	Each of the nominees is a director, trustee or member of an advisory board of certain other investment companies for which MLAM or FAM acts as investment adviser.
(2)	Interested person, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), of the Fund.
(3)	Member of the Audit and Nominating Committee of the Board.

Committees and Board of Directors’ Meetings. The Board of Directors has a standing Audit and Nominating Committee (the “Committee”), which consists of the Directors who are not “interested persons” of the Fund within the meaning of the Investment Company Act. The principal purpose of the Committee is to review the scope of the annual audit conducted by the Fund’s independent auditors and the evaluation by such auditors of the accounting procedures followed by the Fund. The Committee will also select and nominate Directors who are not “interested persons” of the Fund within the meaning of the Investment

4

Company Act. The Committee generally will not consider nominees recommended by stockholders of the Fund. The non-interested Directors have retained independent legal counsel to assist them in connection with these duties.

During the Fund’s fiscal year ended May 31, 2000, the Board of Directors held four meetings and the Committee held four meetings. Each of the Directors then in office attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the fiscal year, and (ii) if a member, the total number of meetings of the Committee held during the fiscal year.

Interested Persons. The Fund considers Mr. Zeikel and Mr. Glenn to be “interested persons” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act due to the positions each holds or has held with MLAM and its affiliates and/or due to their ownership of securities issued by ML & Co. Mr. Glenn is the President of the Fund.

Compensation of Directors. MLAM, the Fund’s investment adviser, pays all compensation of all officers of the Fund and all Directors of the Fund who are affiliated with ML & Co. or its subsidiaries. The Fund pays each Director not affiliated with MLAM (each a “non-interested Director”) a fee of $1,500 per year plus $250 per regular meeting attended, together with such Director’s actual out-of-pocket expenses relating to attendance at those meetings. The Fund also pays each member of its Committee, which consists of all of the non-interested Directors, an additional fee of $1,500 per year plus $250 per Committee meeting attended, together with such Director’s out-of-pocket expenses relating to attendance at such meetings. These fees and expenses aggregated $______ for the fiscal year ended May 31, 2000.

The following table sets forth for the fiscal year ended May 31, 2000 compensation paid by the Fund to the non-interested Directors and, for the calendar year ended December 31, 1999, the aggregate compensation paid by all investment companies advised by MLAM and its affiliate, FAM (“MLAM/FAM Advised Funds”), to the non-interested Directors.

Name	Position with Fund	Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Aggregate Compensation from Fund and Other MLAM/FAM- Advised Funds(1)
Joe Grills	Director	$5,000	None	$245,250
Walter Mintz	Director	$5,000	None	$211,250
Robert S. Salomon, Jr.	Director	$5,000	None	$211,250
Melvin R. Seiden	Director	$5,000	None	$211,250
Stephen B. Swensrud	Director	$5,000	None	$232,250

(1)	The directors serve on the boards of MLAM/FAM-advised funds as follows: Joe Grills (31 registered investment companies consisting of 47 portfolios), Walter Mintz (21 registered investment companies consisting of 43 portfolios), Robert S. Salomon, Jr. (21 registered investment companies consisting of 43 portfolios), Melvin R. Seiden (21 registered investment companies consisting of 43 portfolios), Stephen B. Swensrud (30 registered investment companies consisting of 67 portfolios).

5

Officers of the Fund. The Board of Directors has elected eight officers of the Fund. The following sets forth information concerning each of these officers:

Name and Principal Occupation

	Age	Office	Officer Since
Terry K. Glenn	59	President	1991*

Executive Vice President of MLAM and FAM since 1983; Executive Vice President and Director of Princeton
Services since 1993; President of PFD since 1986 and
Director thereof since 1991; President of Princeton
Administrators, L.P. since 1988

		and Director

Robert C. Doll, Jr.	45	Senior Vice	1999

Senior Vice President of MLAM and FAM since 1999;
Senior Vice President of Princeton Services since 1999;
Chief Investment Officer of Oppenheimer Funds, Inc.
in 1999 and Executive Vice President thereof from 1991
to 1999.

President

Joseph T. Monagle, Jr	51	Senior Vice	1996
Senior Vice President of the MLAM and FAM since 1990; Department Head of Global Fixed Income Division of MLAM and FAM since 1997; Senior Vice President of Princeton Services since 1993.		President

Jeffrey B. Hewson	49	Senior Vice	1991
Director (Global Fixed Income) of MLAM since 1998; Vice President of MLAM from 1989 to 1998 and Portfolio Manager since 1985.		President

Gregory Mark Maunz	47	Senior Vice	1991
First Vice President of MLAM since 1997; Vice President of MLAM from 1985 to 1997 and Portfolio Manager since 1984.		President

Theodore J. Magnani	38	Vice President	1993
Vice President of MLAM since 1992.

Donald C. Burke	40	Vice President	1993
Senior Vice President and Treasurer of MLAM and FAM since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of PFD since 1999; First Vice President of MLAM from 1997 to 1999; Vice President of MLAM from 1990 to 1997; Director of Taxation of MLAM since 1990		and Treasurer	1999

6

Name and Principal Occupation

	Age	Office	Officer Since
Ira P. Shapiro	37	Secretary	1997
First Vice President of MLAM since 1998; Director (Legal Advisory) of MLAM from 1997 to 1998;Vice President of MLAM from 1996 to 1997; Attorney with MLAM and FAM from 1993 to 1996.

*	Mr. Glenn was elected President of the Fund in 1999. Prior to that he served as Executive Vice President of the Fund.

Stock Ownership. At the Record Date, the Directors and officers of the Fund as a group (14 persons) owned an aggregate of less than 1% of the Common Stock of the Fund outstanding at such date. At such date, Mr. Zeikel, a Director of the Fund, Mr. Glenn, a Director and an officer of the Fund, and the other officers of the Fund owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

The Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of Deloitte & Touche LLP (“D&T”), independent auditors, to examine the financial statements of the Fund for the current fiscal year. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the stockholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors.

D&T also acts as independent auditors for ML & Co. and all of its subsidiaries and for most other investment companies for which MLAM or FAM acts as investment adviser. The fees received by D&T from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Fund. The Board of Directors of the Fund considered the fact that D&T has been retained as the independent auditors for ML & Co. and the other entities described above in its evaluation of the independence of D&T with respect to the Fund.

Representatives of D&T are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and to respond to questions from stockholders.

ITEM 3. PROPOSAL TO CHANGE THE INVESTMENT OBJECTIVE AND POLICIES OF THE FUND

The Board of Directors proposes that the Fund amend its investment objective and policies. The proposed investment objective and policies will read as follows:

The investment objective of the Fund is current income and safety of principal. The Fund will seek to achieve its objective by investing at least 65% of its total assets in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including mortgage-backed securities issued by government agencies such as the Federal Home Loan Bank, Government National Mortgage Association (GNMA or “Ginnie Mae”), Federal National Mortgage Association (FNMA or “Fannie Mae”) and Student Loan Marketing Association (SLMA or “Sallie Mae”).

7

The Fund’s current investment objective and policies read as follows:

The investment objective of the Fund is to seek high current income consistent with a policy of limiting the degree of fluctuation in the net asset value of Fund shares from movements in interest rates. The Fund will seek to achieve its objective by investing at least 65% of its total assets in adjustable rate securities.

The investment objective of the Fund is a fundamental policy that may be changed only by stockholder vote. The current policy of investing at least 65% of the Fund’s total assets in adjustable rate securities is also a fundamental policy that may be changed only by stockholder vote. The proposed policy of investing at least 65% of the Fund’s total assets in U.S. Government securities will be a non-fundamental policy that can be changed by the Board of Directors of the Fund.

Further, the Fund will adopt a non-fundamental operating policy whereby it will seek to maintain a dollar weighted average maturity of less than three years to try to reduce the volatility of the value of its securities portfolio. However, the Fund may purchase securities of any maturity and may use derivative instruments to try to reduce interest rate risk. Because of market events and interest rate changes, the dollar-weighted average maturity might not meet the stated target at all times. The Fund will invest in securities that the portfolio managers believe offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity.

For purposes of determining dollar-weighted average maturity, the Fund will consider a security’s maturity to be its stated maturity (the date the issuer is scheduled to make its final payment of principal), except that:

•	for a security with an unconditional put entitling the Fund to receive the security’s approximate amortized cost, the maturity will be considered to be the next put date;

•	for mortgage-backed and other amortizing securities, the maturity will be considered to be the average life remaining (the length of time it is expected to take to retire half of the remaining principal through amortizing payments) based on prepayment assumptions that MLAM, the Fund’s investment adviser, believes to be reasonable;

•	for a variable or floating rate investment grade security that MLAM believes will have a market value approximating amortized cost on the next interest reset date, the maturity will be considered to be the next reset date; and

•	for a security the maturity of which is specifically defined by a rule of the Securities and Exchange Commission (the “SEC”), the maturity will be determined in a manner consistent with the SEC rule.

The proposed change to the investment objective and policies is not expected to substantially change the main risks of investing in the Fund.

The Board of Directors of the Fund is proposing the change to the Fund’s investment objective and policies due, in part, to the decline over the past few years in the investment universe of adjustable rate mortgages in which the Fund has invested. In addition, the proposed changes to the investment objective and policies would allow the Fund to invest in a broader array of short-term fixed income instruments. Also, in conjunction with the changes to the Fund’s investment objective and policies, the reduction of management, account maintenance and/or distribution fees discussed below will benefit shareholders of the Fund.

8

If the proposed amendment to the investment objective and policies is approved by stockholders at the Meeting, the management fee payable by the Fund to MLAM will be reduced from an annual rate of 0.50% of average daily net assets to an annual rate of 0.40% of average daily net assets. Also, the maximum initial sales charge imposed on purchases of Class A or Class D shares of the Fund will be reduced from 4.00% to 1.00% and the maximum deferred sales charge imposed on redemptions of Class B shares will be reduced from 4.00% to 1.00%. If the proposed amendment is approved, the aggregate account maintenance and/or distribution fees payable will be reduced for Class B shares from an annual rate of 0.75% of average daily net assets to 0.40% for Class C shares from an annual rate of 0.80% of average daily net assets to 0.40%, and for Class D shares from an annual rate of 0.25% of average daily net assets to 0.10%.

Additionally, if the proposed amendment to the investment objective and policies is approved by the stockholders at the Meeting, the prospectus and statement of additional information of the Fund will be revised, as appropriate, to reflect this change. Also, the Fund will change its name to “Merrill Lynch U.S. Short-Term Government Fund, Inc.” to correspond to the change in the investment objective and policies of the Fund.

The Board of Directors recommends that the stockholders of the Fund vote “FOR” the proposal to amend the Fund’s investment objective and policies.

ITEM 4. APPROVAL OF AMENDMENT TO PERMIT REORGANIZATION INTO A MASTER/FEEDER STRUCTURE

The Board proposes to amend the charter of the Fund to add a provision that would give the Board the express power to transfer in the ordinary course of business and upon the affirmative vote of the majority of the entire Board, all or substantially all of the assets of the Fund to another entity known in the investment company industry as a master fund in a “master/feeder” structure. By voting in favor of this provision, stockholders are authorizing the Board to reorganize the Fund into a “master/feeder” structure if the Board believes the structure is in the best interests of the Fund and its stockholders. A copy of the proposed charter amendment is attached to this Proxy Statement as Exhibit A.

Generally, the transfer of all or substantially all of the assets of a Maryland corporation, such as the Fund, requires the approval of stockholders. Maryland law permits the transfer of all or substantially all of the assets of a corporation to a wholly-owned subsidiary without the approval of the corporation’s stockholders. In certain circumstances, however, MLAM may propose a master/feeder structure for the Fund where the master fund would not be a wholly-owned subsidiary of the Fund immediately after the transfer of the Fund’s assets to the master fund. Therefore, the Fund is seeking stockholder approval of a charter amendment that would permit such a transfer of assets to a master fund in exchange for shares or other beneficial interests even if such master fund is not a wholly-owned subsidiary of the Fund and would clarify the manner in which the Fund will operate in a master/feeder structure.

In a master/feeder structure, a fund (the “Feeder Fund”) sells its shares to public investors under the terms of its prospectus. Instead of investing the money it obtains from such sales directly in securities and other investments, however, it invests all of those assets in another fund (the “Master Fund”) with substantially the same investment objectives and policies in return for shares in that Master Fund. The Master Fund then invests the assets in a portfolio of securities and other investments. Because the stockholders of the Feeder Fund own

9

an indirect interest in the Master Fund, their investment has the same performance as the Master Fund’s portfolio. Since any number of Feeder Funds can invest their assets in a single Master Fund, a master/feeder structure permits greater pooling of assets than does a stand alone fund. This ability to pool assets may, in turn, allow the Master Fund to achieve increased economies of scale and efficiencies in portfolio management. The master/feeder structure may also permit greater investor access to a single Master Fund portfolio, since any number of separate Feeder Funds with separate identities, management, fee structures and/or distribution channels can all invest in the same Master Fund. An existing fund could convert to a Feeder Fund by (i) selling all of its investments and then purchasing shares of a Master Fund, an approach that involves brokerage and other transaction costs and the realization of taxable gain or loss, or (ii) by contributing its assets to the Master Fund in return for an interest therein and avoiding transaction costs and, if proper procedures are followed, avoiding the realization of taxable gain or loss. Approval of this Item 4 by the stockholders of the Fund would permit the Board to convert the Fund to a Feeder Fund by using either alternative discussed in the preceding sentence. It is expected that if the Fund converts to a Feeder Fund, it will do so by transferring its assets to the Master Fund in exchange for interests in such Master Fund.

MLAM believes that, generally, the larger the pool of assets, the more efficiently and cost-effectively it can be managed. Because a Master Fund pools the assets of multiple Feeder Funds, it provides an effective means of creating larger asset pools. Whether the Board of the Fund exercises its discretionary authority to convert the Fund to a master/feeder structure would depend upon the existence of appropriate opportunities to pool the Fund’s assets with those of other Feeder Funds. While converting the Fund to a master/feeder structure may be desirable given the right opportunity, there are no current plans to effect such a conversion. As discussed above, the primary motivation for considering a master/feeder structure would be to seek to achieve possible economies of scale and efficiencies in portfolio management, while preserving separate identities, management and distribution channels at the Feeder Fund level. The Board’s decision to convert the Fund into a Feeder Fund would be based upon the Board’s determination that it would be in the best interests of both the Fund and its stockholders.

Because investment advisory services are provided at the Master Fund level, the Fund will no longer have an investment adviser if it converts to a Feeder Fund. The Master Fund will pay its investment adviser an investment advisory fee based upon the net assets of the Master Fund. The Feeder Fund may have its own administrator in a master/feeder structure. If the Fund converts to a master/feeder fund structure, whenever the Master Fund holds a vote of its Feeder Funds, the Fund will either pass the vote through to its own stockholders or vote the shares of the Master Fund held by it in the same proportion as the votes of all other Feeder Funds. If some of the Feeder Funds are larger than the Fund, these other Feeder Funds would have more voting power than the Fund over the operations of the Master Fund.

The Board of Directors recommends that the stockholders of the Fund vote “FOR” the proposal to approve the charter amendment to permit the reorganization of the Fund into a master/feeder structure.

ADDITIONAL INFORMATION

The expenses of preparation, printing and mailing by the Fund of the proxy materials in connection with the matters to be considered at the meeting will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.

10

In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal. The Fund has retained, at its expense, Shareholder Communications Corporation with offices at 17 State Street, New York, New York 10004 to aid in the solicitation of proxies from holders of shares held in nominee or “street” name at a cost of approximately $7,500, plus out-of-pocket expenses. A quorum for purposes of the Meeting consists of a majority of the shares entitled to vote at the Meeting, present in person or by proxy. If, by the time scheduled for the Meeting, a quorum of the stockholders is not present or if a quorum is present but sufficient votes in favor of the proposals are not received from the stockholders, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies from stockholders. Any such adjournment will require the affirmative vote of a majority of the shares of the Fund present in person or by proxy and entitled to vote at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they determine that adjournment and additional solicitation are reasonable and in the interests of the Fund’s stockholders.

All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting or any adjournment in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted “FOR” the Board member nominees, “FOR” the ratification of the independent auditors, “FOR” the amendment to the investment objective and policies of the Fund and “FOR” the amendment to the Fund’s charter permitting the Board to convert the Fund to a “master/feeder” structure.

Each share of the Fund is entitled to one vote, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class.

The proposal to elect the Board of Directors of the Fund (Item 1) may be approved by the affirmative vote of a majority of the shares represented at the Meeting at which a quorum is duly constituted.

The proposal to ratify the selection of the independent auditors (Item 2) for the Fund may be approved by a majority of votes cast by the Fund’s stockholders, voting in person or by proxy, at the Meeting at which a quorum is duly constituted.

The proposal to amend the investment objective and policies of the Fund (Item 3) requires the affirmative vote of the lesser of (i) 67% of the shares represented at the Meeting at which more than 50% of the outstanding shares are represented, or (ii) more than 50% of the outstanding shares.

The proposal to amend the Fund’s charter (Item 4) must be approved by the affirmative vote of a majority of the outstanding shares of the Fund.

Broker-dealer firms, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), holding Fund shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Item before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may, without instructions from their customers and clients, grant authority to the proxies designated to vote on the election of Board members (Item 1), the ratification of the selection of independent auditors (Item 2), and the amendment to the Fund’s charter permitting the Board to convert the Fund to a “master/feeder” structure (Item 4), if no instructions have been received prior to the date specified in the broker-dealer firm’s request

11

for voting instructions. Broker-dealer firms, including Merrill Lynch, will not be permitted to grant voting authority without instructions with respect to the change to the investment objective and policies (Item 3). The Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. Proxies which are returned but which are marked “abstain” or on which a broker-dealer has declined to vote on any proposal (“broker non-votes”) will be counted as present for the purposes of a quorum. Merrill Lynch has advised the Fund that, except as limited by agreement or applicable law, it intends to vote shares held in its name for which no instructions have been received by voting such shares on Items 1, 2 and 4 (but not on Item 3) in the same proportion as the votes received from the beneficial owners of those shares for which instructions have been received, whether or not held in nominee name. However, abstentions and broker non-votes will not be counted as votes cast. Abstentions and broker non-votes will not have an effect on the vote on Items 1 and 2; however, abstentions and broker non-votes will have the same effect as a vote against Items 3 and 4.

Address of Investment Adviser

The principal office of MLAM is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Annual Report Delivery

The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended May 31, 1999 or its semiannual report for the six months ended November 30, 1999 to any stockholder upon request. Such requests should be directed to Merrill Lynch Adjustable Rate Securities Fund, Inc., P.O. Box 9011, Princeton, New Jersey 08543-9011, Attention: Ira P. Shapiro, Secretary, or to 1-800-456-4587 x123.

Meeting of Stockholders and Stockholder Proposals

The Fund’s charter does not require that the Fund hold an annual meeting of stockholders. The Fund will be required, however, to call special meetings of stockholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements or of a change in the fundamental policies, objectives or restrictions of the Fund. The Fund also would be required to hold a special stockholders’ meeting to elect new Board members at such time as less than a majority of the Board members holding office have been elected by stockholders. The Fund’s by-laws provide that a stockholders’ meeting may be called at the request of holders of at least 10% of the outstanding shares of the Fund, entitled to vote at such meeting, or by a majority of the Board members.

A stockholder proposal intended to be presented at any subsequent meetings of stockholders of the Fund must be received by the Fund in a reasonable time before the Board of Directors’ solicitation relating to such meeting is to be made in order to be considered in the Fund’s proxy statement and form of proxy relating to the meeting.

By Order of the Board IRA P. SHAPIRO Secretary of the Fund

Dated: June__, 2000

12

Exhibit A

MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC. ARTICLES OF AMENDMENT

MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

First: The name of the corporation is MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC.

Second: The charter of the Corporation is hereby amended by deleting Article II thereof in its entirety and inserting the following in lieu thereof:

ARTICLE II

NAME

The name of the Corporation is

MERRILL LYNCH U.S. SHORT TERM GOVERNMENT FUND, INC.

Third: The charter of the Corporation is hereby amended by deleting Article III, Section (2) in its entirety and inserting the following in lieu thereof:

"(2) To hold, invest and reinvest its assets in securities, and in connection therewith, without limiting the foregoing, to hold part or all of its assets (a) in cash and/or (b) in shares of another corporation known in the investment company industry as a master fund in a master/feeder structure, which corporation holds securities and other assets for investment purposes (the “Master Fund”).”

Fourth: The charter of the Corporation is hereby further amended by adding the following provision as Article III, Section (5), and renumbering Article III, Section (5) thereof as Article III, Section (6):

"(5) To transfer all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund, in exchange for shares in the Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended (all without the vote or consent of the stockholders of the Corporation), and all such actions, regardless of the frequency with which they are pursued, shall be deemed in furtherance of the ordinary, usual and customary business of the Corporation.”

Fifth: The charter of the Corporation is hereby further amended by deleting Article V, Section (4) in its entirety and inserting the following in lieu thereof:

"(4) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article III, (Sections (2), (4) and (5)) hereof and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder’s name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote and (d) the shares of capital stock of the Corporation shall have no voting rights in connection with the transfer of all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares in such Master Fund or for such other consideration as permitted by Maryland General Corporation Law and the Investment Company Act of 1940, as amended.”

Sixth: The charter of the Corporation is hereby further amended by adding the following provision as Article VI, Section (7):

"(7) Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or the General Laws of the State of Maryland, the transfer of all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund shall be deemed to be in the ordinary course of business of the Corporation, and the Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, upon the affirmative vote of the majority of the entire Board of Directors, to transfer all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares in such Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940 as amended.”

Seventh: These Articles of Amendment have been advised by a majority of the entire Board of Directors of the Corporation and approved by a majority of the stockholders of the Corporation.

Eighth: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

Ninth: Except as amended hereby, the Corporation’s charter shall remain in full force and effect.

IN WITNESS WHEREOF, MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on ________, 2000.

MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC.

Attest:
_________________________	By: _________________________

A-2

THE UNDERSIGNED, Vice President of MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

By: _________________________

A-3

MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

PROXY

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Ira P. Shapiro as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Merrill Lynch Adjustable Rate Securities Fund, Inc. (the “Fund”) held of record by the undersigned on June 20, 2000 at the special meeting of stockholders of the Fund to be held on August 23, 2000 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3 and 4.

By signing and dating the reverse side of this card, you authorize the proxies to vote each proposal as marked, or if not marked, to vote “FOR” each proposal, and to use their discretion to vote for any other matter as may properly come before the meeting. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

Please mark boxes |X| or |X| in blue or black ink.

1. ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below) | |	WITHHOLD AUTHORITY to vote for all nominees listed below | |

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.) Terry K. Glenn, Joe Grills, Walter Mintz, Robert S. Salomon, Jr., Melvin R. Seiden, Stephen B. Swensrud and Arthur Zeikel.

2. Proposal to ratify the selection of Deloitte & Touche LLP as the independent auditors of the Fund to serve for the current fiscal year.

FOR | |	AGAINST | |	ABSTAIN | |

3. Proposal to change the investment objective and policies of the Fund.

FOR | |	AGAINST | |	ABSTAIN | |

4. Proposal to amend the Fund’s charter to permit the Board of Directors to convert the Fund to a “master/feeder” structure.

FOR | |	AGAINST | |	ABSTAIN | |

5. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________________________________, 2000

X_________________________________________________________
                     Signature

X_________________________________________________________
                     Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

2